UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report - September 28, 2005

Commission File Number: 0-23863

PEOPLES FINANCIAL SERVICES CORP.
(Exact name of registrant as specified in its charter)

PENNSYLVANIA	23-2391852
(State of incorporation)	(IRS Employer Identification No.)

50 MAIN STREET, HALLSTEAD, PA	18822
(Address of principal executive offices)	(Zip code)

(570) 879-2175
(Registrant’s telephone number including area code)

Item 8.01.	Other Events

Peoples Financial Services Corp. announces that its wholly owned subsidiary, Peoples National Bank, has completed a transaction as of September 26, 2005, involving the early retirement of debt at the Federal Home Loan Bank (FHLB) of Pittsburgh. Two separate $5 million FHLB advances at corresponding interest rates of 6.37% and 6.10% were paid in full. The FHLB advances were originally scheduled to mature on May 3, 2010 and September 22, 2010, respectively. The early retirement of the FHLB advances was funded with overnight borrowings at a lower rate that is expected to reduce future interest expense. The premature retirement of the debt included a before-tax prepayment penalty of $808,519 that will be taken as a charge against income in the current period.

 SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PEOPLES FINANCIAL SERVICES, CORP.

	/s/	Debra E. Dissinger

Dated: September 28, 2005		By: Debra E. Dissinger
Executive Vice President

	/s/	Frederick J. Malloy

Dated: September 28, 2005		By: Frederick J. Malloy
Asst. Vice President/Controller

	/s/	John W. Ord

Dated: September 28, 2005		By: John W. Ord
President/ CEO/Chairman

	/s/	Joseph M. Ferretti

Dated: September 28, 2005		By: Joseph M. Ferretti
Vice President/Chief Credit Officer